The Black & Decker Corporation

                              Corporate Governance
                             Policies and Procedures
                                    Statement

A.   Introductory Statement

     This Statement is adopted by the Board of Directors of The Black & Decker Corporation to set out the policies and procedures by which the Board performs its duties to direct the management of the Corporation as provided in the laws of Maryland, to assure compliance with state and federal laws and regulations and applicable rules of the New York Stock Exchange (NYSE), and to assure that the Corporation acts effectively and efficiently in the best interests of its stockholders and other constituencies.

B.   Board of Directors

     1.   Membership

          a. Number. As provided in the Bylaws, there shall be not more that 14 Directors and not less than 8 as the Board may provide by resolution from time to time.

          b. Independent Directors. Not less than three-quarters of the Directors shall be "independent Directors" as defined in this section.

               (1) A Director is not independent unless the Board affirmatively determines that the Director has no material relationship with the Corporation, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Corporation. The Corporation will identify in its annual meeting proxy statement which Directors are independent and disclose the basis for the determination.

               (2) A Director is not independent if the Director is, or within the last three years has been, an employee of the Corporation or an immediate family member is, or within the last three years has been, an "executive officer" (as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934) of the Corporation. A Director who serves as an interim Chairman, Chief Executive Officer (CEO) or other executive officer, however, may be deemed independent immediately following that employment.

               (3) A Director is not independent if the Director or an immediate family member has received from the Corporation, during any twelve-month period within the last three years, more than $100,000 in direct compensation other than Director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service. Compensation received by the Director for former service as an interim Chairman, CEO, or other executive officer and compensation received by an immediate family member for service as an employee (other than an executive officer) is excluded when determining independence under this subsection.

               (4) A Director is not independent if (a) the Director or an immediate family member is a current partner of the Corporation's internal or external auditor, (b) the Director is a current employee of the Corporation's internal or external auditor, (c) an immediate family member is a current employee of the internal or external auditor and participates in the auditor's audit, assurance, or tax compliance (but not tax planning) practice, or
               (d) the Director or an immediate family member was within the last three years (but is not currently) a partner or employee of the internal or external auditor and personally worked on the Corporation's audit within that time.

               (5) A Director is not independent if the Director or an immediate family member is, or within the last three years has been, employed as an executive officer of another company where any of the Corporation's current executive officers at the same time serves or served on that company's compensation committee.

               (6) A Director is not independent if the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the company's consolidated gross revenues.

               (7) The term "immediate family member" includes a Director's spouse, parents, children, siblings, mothers and fathers-in-law, brothers and sisters-in-law, sons and daughters-in-law, and anyone (other than domestic employees) who shares the Director's home.

          c.   Eligibility.

               (1) A Director shall not stand for re-election as a Director after attaining the age of 72 years.

               (2) Unless requested by the Corporate Governance Committee to do so, a Director shall not stand for re-election if there is a change in the Director's employment or principal business association.

               (3) A Director who is a full-time employee of the Corporation may not serve on the board of directors of more than two other publicly held for-profit corporations unless approved by the Board.

          d.   Orientation.

               (1) Each newly elected Director who has not served previously on the board of directors of a for-profit corporation listed on the NYSE will be afforded an opportunity to attend, at the Corporation's expense, an orientation course provided by the NYSE when it becomes available.

               (2) Each newly elected Director shall be provided with a copy of the Corporation's Directors Handbook, which includes this Statement, financial information, and other written materials appropriate to inform the Director about the duties and responsibilities of being a Director and the nature of the Corporation's operations and businesses.

               (3) Each newly elected Director shall also be afforded an opportunity (a) to meet with the CEO, the Chief Financial Officer
               (CFO), and the president of each major business group to discuss the Corporation's structure and operations and (b) to visit the Corporation's major facilities.

          e. Stock Ownership. Within the later of three years of joining the Board or three years of the adoption of this Statement by the Board, a Director is expected to own shares of the Corporation's common stock having a market value of at least $150,000.

     2.   Selection of Directors.

          a. Qualifications and Standards. Although there are no specific minimum qualifications that must be met by a candidate to be recommended to the Board nor any specific qualities or skills that the candidate must possess, the following are desirable.

               (1) Integrity. A Director candidate should have proven integrity and a record of substantial achievement.

               (2) Age. A Director candidate should be old enough to exercise mature judgment, but young enough to serve for several years. Ordinarily, the candidate should be between 45 and 60 years of age.

               (3) Experience. Preferably, a candidate should be the active or retired chief executive officer of a corporation that is publicly held and of comparable size. Presidents, chief operating officers, chief financial officers, and other qualified and prominent individuals who have business acumen and whose relevant background, training, and experience can be expected to benefit the Corporation should also be considered.

               (4) Judgment. A candidate should have a reputation for sound business judgment. It is important that a candidate understands the role of the Board and the workings of the Corporation in the current business environment. A candidate should be able objectively to appraise management's plans, programs, achievements, and shortcomings.

               (5) Character. Candidates must inspire trust and confidence in other Directors so that the Board can discharge its duties smoothly and efficiently.

               (6) Prestige. A candidate should add to the prestige of the Board. This will enhance the Corporation's reputation and make future recruiting easier.

               (7) Commitment. A candidate should be able and willing to devote the required amount of time to the Corporation's affairs, including preparing for and attending meetings of the Board and its committees and attending annual meetings of stockholders.

               (8) No Conflicts. A candidate may not have a conflict of interest with the Corporation. For this purpose, a candidate has a conflict of interest if the candidate has a business relationship that would be required to be disclosed in the Corporation's proxy statement. In addition, it is preferable that the candidate qualify as an independent Director as defined in section B.1.b of this Statement.

               (9) Representation. A candidate must be committed to representing the interests of stockholders generally and not the interests of a particular stockholder or group of stockholders nor the interests of a particular group whose interests are primarily non-economic or involve a social agenda.

          b.   Procedure.

               (1) When a vacancy occurs on the Board or when the Board increases the number of Directors, the Corporate Governance Committee will identify potential candidates to fill the vacancy.

               (2) Background information on each candidate will be distributed to the members of the Corporate Governance Committee.

               (3)  The Corporate  Governance  Committee will screen recommended
               candidates,  and,  if  appropriate,   make  discreet  inquiry  to
               determine the candidate's interest and availability.

               (4) Unless eliminated by the screening, the candidate's name will be reported to the Board and the Board members will be asked for comments.

               (5) One or more members of the Committee will meet with the candidate and determine the candidate's suitability for the Board.

               (6) The approved candidate's name and biographical information will be distributed to the other Directors at or in advance of the meeting preceding the meeting at which the candidate will be proposed for election.

               (7)  The full Board will act on the nomination.

               (8) The Committee will consider candidates proposed by one or more substantial, long-term stockholders. Generally, stockholders who individually or as a group have held 5% of the Corporation's common stock for over one year will be considered substantial, long-term stockholders.

               (9) In considering candidates proposed by stockholders, the Committee will apply the qualifications and standards stated in section B.2.a.

     3.   Duties and Responsibilities.

          a.   General.

               (1) Within limits defined by statute and the charter and bylaws of the Corporation, the Board of Directors shall exercise general powers as the governing body of the Corporation. The Board is the final authority with respect to the overall policies of the Corporation and with respect to the approval of objectives and goals for the Corporation and the evaluation of management's performance in relation to those policies, objectives, and goals.

               (2) The day-to-day management of the business is delegated to the CEO of the Corporation.

               (3) As trustees of the business, the Directors have a fiduciary responsibility to the Corporation's stockholders. The Directors may also consider the interests of the Corporation's other constituencies such as its employees, customers, and the communities in which the Corporation operates, provided there are rationally related benefits accruing to the Corporation's stockholders.

               (4) Management has the responsibility to provide to the Directors all information necessary or appropriate to enable the Directors to discharge their duties and responsibilities. Directors must be aware, at all times, that the information that is presented to them is confidential pending its release to the public.

          b.   Statutory Duties.

               (1) A Director shall perform his or her duties as a Director, including duties as a member of a committee of the Board, (a) in good faith, (b) in a manner that the Director reasonably believes to be in the best interests of the Corporation, and (c) with the care that an ordinarily prudent person in a like position would use under similar circumstances.

               (2) In performing his or her duties, a Director is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared or presented by (a) an officer or employee of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented, (b) a lawyer, certified public accountant, or other person, as to a matter that the Director reasonably believes to be within the person's professional or expert competence, or (c) a committee of the Board on which the Director does not serve, as to a matter within its designated authority, if the Director reasonably believes the committee merits confidence. A Director is not acting in good faith if the Director has any knowledge concerning the matter in question that would cause the reliance to be unwarranted.

          c.   Specific Duties.

               Specific duties include:

               (1)  Acquisitions  and  Mergers.  With the advice of the  Finance
               Committee,   authorize  significant   acquisitions  and  mergers,
               subject to approval by the stockholders when necessary.

               (2)  Budgets.  With the advice of the Finance  Committee,  review
               and   approve   annual   capital   expenditure   and   charitable
               contributions budgets.

               (3)  Bylaws.   With  the  advice  of  the  Corporate   Governance
               Committee,  review  and  approve  changes  in  the  Corporation's
               Bylaws.

               (4) Committees. With the advice of the Corporate Governance Committee, elect or appoint, define the powers of, and dissolve committees of the Board.

               (5)  Dividends.   With  the  advice  of  the  Finance  Committee,
               determine dividend policy and authorize the payment of dividends.

               (6) Employee Benefits. With the advice of the Compensation Committee, approve major compensation plans, including stock option plans and other equity-based plans, and any significant changes to any of these, and, in the case of equity-based plans, submit them to the stockholders for approval if required by the rules of the NYSE.

               (7) Ethical and Professional Standards. With the advice of the Corporate Governance Committee, adopt ethical and professional standards for the Corporation and assure, through continuing review, that Directors, officers, and employees act in accordance with established and accepted ethical and business standards, including compliance with the Corporation's Code of Ethics and Standards of Conduct, a copy of which as amended from time to time is attached to this Statement as Appendix 1, and, with the advice of the Audit Committee, the Code of Ethics for Senior Financial Officers, a copy of which as amended from time to time is attached to this Statement as Appendix 2.

               (8) Financial Transactions. With the advice of the Finance Committee, review and approve financial transactions as provided in the Board's standing resolution on Approval of Financial Transactions and the Corporation's Short-Term Investment Policy and review and approve registration statements and other documents relating to the public sale of the Corporation's securities.

               (9) Officers. With the advice of the Compensation Committee, elect and, when appropriate, remove the CEO and other principal officers of the Corporation, delegate management responsibility and authority to them, and, through the Compensation Committee, monitor their performance and establish their compensation.

               (10) Stockholders. With the advice of the Corporate Governance Committee, fix the date, time and place of all meetings of stockholders, fix the record date for stockholders entitled to vote at each meeting of stockholders, appoint management proxies and proxy solicitors, and call special meetings as required.

               (11) Audit Committee Funding. Cause the Corporation to provide appropriate funding, as determined by the Audit Committee, for payment of compensation to the Corporation's independent auditor, compensation to any advisors employed by the Audit Committee, and the administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     4.   Organization.

          a. Chairman. At the first Board meeting following a meeting of stockholders at which Directors were elected, the Board will elect a Chairman from among its members who shall preside at all meetings of the Board and the stockholders.

          b. Secretary. The Secretary or an assistant secretary of the Corporation will record the proceedings at all meetings of the Board except that, during executive sessions of the Board from which the Secretary is excluded, another person present shall be designated by the Chairman or Presiding Director to act as secretary of the meeting.

          c. Presiding Director. Each chairman of a standing committee who is a non-management Director shall serve in rotation in order of seniority as Presiding Director. The Presiding Director shall preside at all executive sessions of the Board from which management Directors are excluded. Directions as to how interested parties may make their concerns known to the Presiding Director will be disclosed in the Corporation's annual meeting proxy statement.

     5.   Meetings.

          a.   Attendance.   Each  Director  has  a  duty  to  attend,  whenever
          possible, all meetings of the Board and of each committee of which the Director is a member.

          b. Regular Meetings. The Board will meet, without notice, immediately after each annual meeting of stockholders, and, subject to the notice provisions of the Bylaws, in the months of February, July, October, and December on a day and at a time designated by the CEO.

          c. Special Meetings.Special meetings may be called, subject to the notice provisions of the Bylaws, at any time by the CEO or any two Directors.

          d. Executive Sessions. To allow full and candid discussion among non-management Board members of matters important to the Corporation, the non-management Directors (i.e., Directors who are not officers) shall meet in executive session without management following the regular Board meetings in February, July, and December. (If there are one or more non-management directors who are not also independent directors, the independent directors shall meet in executive session at least once each year.) The Presiding Director shall preside, and, in the absence of the Presiding Director, the non-management Directors present will choose a Presiding Director pro tem to preside over the executive session. Directions as to how interested parties may make their concerns known to the non-management Directors as a group will be included in the Corporation's annual meeting proxy statement.

          e.   Meeting   Materials.   Agendas  and  meeting  materials  will  be
          distributed in advance of Board and committee meetings, and each Director has a duty to review the materials prior to the meetings.

     6.   Committees.

          a.   General.

               (1) The Board, at its discretion, may appoint or elect from among its members committees of one or more Directors to deal with particular areas of the Corporation's activities and interests. All members of committees serve at the pleasure of the Board and may be removed by the Board at any time.

               (2) To the extent practicable, any matter requiring action by the Board shall first be presented to the appropriate committee for consideration and recommendation.

               (3) To the extent practicable, the CEO shall attend each committee meeting unless the committee is meeting in executive session.

               (4) The CEO shall designate an officer, employee, or agent of the Corporation to provide staff support to each committee.

               (5) Charters of the standing committees will be published from time to time as required by rules of the Securities and Exchange Commission (SEC) or the NYSE.

          b.   Standing  Committees.  There are five standing  committees of the
          Board:

               (1)  Executive Committee,

               (2)  Audit Committee,

               (3)  Compensation Committee,

               (4)  Corporate Governance Committee, and

               (5)  Finance Committee.

          c. Special Committees. Special committees may be appointed from time to time by the Board to act upon such matters as the Board may commit to them.

          d.   Membership.

               (1) The members of each standing committee are appointed (or, in the case of the Executive Committee, elected) annually by the Board at its first meeting following the annual meeting of stockholders.

               (2) A majority of each standing committee (and all of the members of the Audit Committee, the Compensation Committee, and the Corporate

               Governance Committee) shall be independent Directors as defined in section B.1.b of this Statement.

               (3) The chairman of each committee is designated by the Board at the time the committee is elected or appointed.

               (4) Special committees may be created by resolution of the Board or appointed by the Chairman of the Board. They shall consist of the number of Directors that the resolution creating the committee or the Chairman of the Board in creating the committee shall provide.

               (5) Under normal circumstances, each Director shall serve on at least one standing committee, and no Director shall serve as Chairman of more than one standing committee.

               (6) Consideration should be given to rotating committee assignments at approximately five-year intervals, but the Board recognizes that there may be reasons to retain a particular Director on a particular committee for a longer period.

          e.   Committee  Service  Compensation.   In  addition  to  the  annual
          retainer for serving as a Director, each Director who is not a full-time employee of the Corporation receives:

               (1)  An annual  retainer  of  $10,000  for  service  on the Audit
               Committee and $10,000 for service as chairman of a standing committee other than the Executive Committee, prorated as of the date of appointment if the appointment is made at other than an annual meeting of the Board; and

               (2) Reimbursement for reasonable expenses incurred in attending committee meetings.

          f.   Operation. Each Committee:

               (1) Shall appoint a secretary who may, but need not, be a member of the Committee;

               (2)  Shall keep minutes of its proceedings;

               (3)  May determine its own procedures;

               (4)  May  call  upon  the  Corporation's   officers,   employees,
               counsel, auditors, and consultants and may retain at the Corporation's expense other professional advisers and consultants as it may choose;

               (5)  May  appoint   subcommittees   of  its  members  to  perform
               particular functions on behalf of the Committee; and

               (6)  May   meet  by   telephone   conference   call  or   similar
               communications equipment if all persons participating in the meeting can hear each other at the same time.

     7.   Director Compensation.

          a. General. Compensation of Directors is authorized from time to time by resolution of the Board with the advice of the Corporate Governance Committee. Directors who are full-time employees serve without additional compensation. Compensation, including compensation for service on a committee, may be deferred as provided in The Black & Decker Non-Employee Directors Stock Plan.

          b. Annual Retainer. Directors who are not full-time employees of the Corporation receive, as of the date of election or re-election to the Board, an annual retainer of $150,000 payable one-half in shares of stock under the Non-Employee Directors Stock Plan and the balance in cash. A Director may elect to receive all or any part of the cash portion in shares of stock. A Director who elects to receive all or any part of the cash portion in shares of stock and defer receiving the shares under The Black & Decker Corporation Deferred Compensation Plan for Non-Employee Directors shall be credited with shares having a Fair Market Value (as defined in The Black & Decker Non-Employee Directors Stock Pan) equal to 120% of the amount of cash deferred. If a person is elected a Director other than at an annual meeting of stockholders, the compensation will be prorated as of the date when the Director was elected.

          c. Expenses. The Corporation will reimburse Directors for travel on behalf of the Corporation, including travel to attend meetings of the Board or Board committees, and travel-related expenses.

          d. Insurance. The Corporation provides $100,000 of term life insurance for each non-employee Director. The Corporation also provides $200,000 of accident insurance coverage during each day that a non-employee Director is traveling in connection with Corporate business.

     8. Access to Management and Independent Advisors. The Board and each Director shall have direct access at all times to members of management and, preferably through the Audit Committee, to the Corporation's independent auditor. The Board may retain at the Corporation's expense such independent consultants and advisors as it may choose.

     9. Annual Performance Assessment. Under the oversight of the Corporate Governance Committee, the Board shall conduct annually a self-evaluation to determine whether it and its committees are functioning effectively and take any action that it deems appropriate to improve its ability to oversee and guide the Corporation.

     10. Communications from Stockholders. In addition to the procedures provided for any interested party to communicate with the Presiding
     Director  (section  B.4.c)  and  the  non-management  Directors  as a group
     (section B.5.d), stockholders also may communicate with individual Directors or the whole Board by sending communications, marked to show that they are stockholder communications, in care of the Corporate Secretary. If addressed to individual Directors, the communications will be forwarded, unopened, to those Directors, and if addressed to the whole Board, will be forwarded, unopened, to the Chairman of the Corporate Governance Committee for review and appropriate dissemination.

C.   Charters of Standing Committees.

     1.   Executive Committee Charter.

          a. Members. The Executive Committee is composed of not less than five members elected annually by the Board of whom the Chairman shall be one. A majority of the members shall be independent Directors as defined in section B.1.b of this Statement. Normally, the chairman of each of the other standing committees will be elected a member of the Executive Committee. The Bylaws provide that in the absence of any member of the Executive Committee, the members who are present at any meeting, whether or not they constitute a quorum, may appoint a Director who is present to act in the place of the absent member.

          b. Functions. During the intervals between the meetings of the Board, the Executive Committee may exercise all of the powers of the Board in the management and direction of the affairs of the Corporation subject to (1) specific directions of the Board and (2) the Maryland General Corporation Law, which provides that such a committee may not (a) declare dividends or other distributions on stock, (b) issue stock other than pursuant to general authority granted by resolution of the Board, (c) recommend to the stockholders any action requiring stockholders' approval, (d) amend the Bylaws, or
          (e) approve any merger or share exchange that does not require stockholder approval. The Executive Committee will also act in a general and advisory capacity to management.

          c.   Staff Support. General Counsel; Corporate Secretary.

     2.   Audit Committee Charter.

          a. Members. The Audit Committee is composed of not less than three members, appointed annually by the Board, each of whom (1) is an independent Director as defined in section B.1.b of this Statement,
          (2) meets the requirements of Section 303A(2) of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the SEC, (3) except fees for service as a Director or as a member of a committee of the Board, accepts no other consulting, advisory, or other compensatory fee from the Corporation, and (4) is not an affiliated person of the

          Corporation or any subsidiary of the Corporation. All members shall be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement, and cash flow statement. In addition, at least one member shall qualify as an "audit committee financial expert" as defined by the SEC. A member may not serve simultaneously on the audit committee of more than three public companies unless the Board determines that the additional service will not impair the member's ability to serve effectively on the Corporation's Audit Committee and discloses the determination in the Corporation's annual meeting proxy statement.

          b. Purpose. The Audit Committee, among other things, assists the Board in overseeing the integrity of the Corporation's financial statements, the Corporation's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of the Corporation's internal auditors and independent auditor. The Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor, who shall report directly to the Committee. The Committee also prepares a report to be included in the Corporation's annual meeting proxy statement as required by the rules of the SEC.

          c.   Functions. The Audit Committee will:

               (1)  Retain   and   terminate,   on  its  sole   authority,   the
               Corporation's   independent   auditor   and   approve  all  audit
               engagements and the scope, fees, and terms of each engagement.

               (2)  Approve  in  advance  any  non-audit   engagements   of  the
               independent auditor permitted by Section 201 of the Sarbanes-Oxley Act of 2002 and assure that the approval is disclosed in the Corporation's periodic reports as required by law.

               (3) At least annually, obtain and review a report by the independent auditor describing the auditor's internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review of the auditor or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues, and (to assess the auditor's independence) all relationships between the independent auditor and the Corporation.

               (4)  Require  the  independent   auditor  to  provide  a  written
               statement of all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard No. 1.

               (5) Evaluate the independent auditor's qualifications, performance, and independence, including review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management and the Corporation's internal auditors, and assure the rotation of the lead audit partner, the reviewing audit partner, and other audit personnel as required by law.

               (6) Receive and review reports of the independent auditor regarding critical accounting policies and practices to be used, all material alternative treatments of financial information within GAAP that have been discussed with management, the ramifications of using the alternative disclosures and treatments and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management, including any management representation letter, report on observations and recommendations on internal controls, schedule of unadjusted differences, and a listing of adjustments and reclassifications not recorded.

               (7) Present to the Board the Audit Committee's conclusions with respect to the independent auditor.

               (8) Meet to review and discuss the Corporation's annual audited financial statements and quarterly financial statements, including reviewing the Corporation's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and the independent auditor.

               (9) Review and discuss with management the financial statements in the Corporation's Annual Report on Form 10-K, discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, and based on the review and discussion, recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K.

               (10) Discuss earnings press releases and the general types of information to be provided to securities analysts and rating agencies. The discussion of earnings press releases may be conducted without a meeting of the Committee by the Chairman or the Chairman's designee and any available members.

               (11) Discuss policies with respect to risk assessment and risk management, including guidelines and policies that govern the process by which risk assessment and risk management is undertaken and the steps management has taken to monitor and control the exposures.

               (12) Periodically, meet separately with the CFO, the General Counsel, the Controller, the General Auditor, and the independent auditor.

               (13) Review regularly with the independent auditor any audit problems or difficulties, including any restrictions on the scope of the independent auditor's activities or access to requested information, any significant disagreements with management and management's response.

               (14) Set clear hiring policies for employees and former employees of the independent auditor.

               (15) Establish procedures for (a) receiving, retaining, and handling complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

               (16) Serve as a channel of communication between the Board and the independent auditor.

               (17) At least annually, meet with the General Auditor to review the internal audit organization, the adequacy of resources committed to the function, the adequacy of the system of internal controls, procedures, and programs, the results of activities, and the responsibilities, budget, and staffing of the Corporation's internal audit function.

               (18) Review  significant   accounting  principles  and  financial
               statement presentations, including any material changes in the Corporation's selection or application of accounting principles. Review significant judgments made in connection with the preparation of the financial statements, including any material exposures and related reserves and any off-balance sheet structures.

               (19) Assess compliance of the Corporation's CEO, CFO and Controller with the Code of Ethics for Senior Financial Officers set out in Appendix 2 to this Statement, report material violations to the Board, and recommend to the Board appropriate action.

               (20) Review the expenses of the executive officers.

               (21) Report the Audit Committee's  charter,  charter  amendments,
               and  activities  in  the   Corporation's   annual  meeting  proxy
               statement as required by the rules of the SEC.

               (22) Review the certificates of the CEO and the CFO relating to the annual and quarterly reports and monitor the establishment, maintenance, and evaluation by the CEO and the CFO of the disclosure controls and procedures and internal control over financial reporting required by the SEC.

               (23) Quarterly, receive a report from the General Auditor regarding any transactions that are out of the ordinary course of business between Directors or executive officers and the Corporation.

               (24) Annually, adopt a schedule for discharge of the Committee's duties and responsibilities.

               (25) Review compliance with the provisions of the Corporation's Code of Ethics and Standards of Conduct (Appendix 1) dealing with conflicts of interest, improper payments, and secret accounts.

               (26) As appropriate and at the expense of the Corporation, retain and obtain advice and assistance from outside legal, accounting, or other advisors without seeking Board approval.

               (27) Annually, review and reassess the adequacy of the charter of the Audit Committee.

               (28) Annually, conduct an evaluation of the Audit Committee's performance.

               (29) Report regularly to the Board.

          d.   Staff Support. CFO; Controller; General Counsel; General Auditor.

     3.   Compensation Committee Charter

          a. Members. The Compensation Committee is composed of not less than three members appointed annually by the Board. All members shall be independent directors as defined in section B.1.b of this Statement.

          b. Purpose. The Compensation Committee, among other things, assists the Board in matters relating to executive compensation, establishes goals for the award of incentive or performance-based compensation, administers the Corporation's stock option and similar plans, and monitors the performance of the executive officers.

          c.   Functions.

               (1) Annually, review and approve goals and objectives relevant to compensation of the CEO, evaluate the CEO's performance in light of those goals and objectives, and recommend to the independent members of the Board the CEO's compensation level based on that evaluation.

               (2)  On   a   continuing   basis,    review   the   Corporation's
               organizational structure.

               (3) On a continuing basis, maintain plans for succession in the officer ranks to cover losses both by normal attrition and by premature death, incapacity, or retirement.

               (4) Review and recommend to the Board the election and removal of elected corporate officers.

               (5) Review annually the job objectives and job performance of the executive officers.

               (6) In addition to (1) above, review and recommend to the Board salaries and benefits for the executive officers.

               (7) Review and make recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans.

               (8) Administer all short-term and long-term incentive compensation plans and all equity-based plans, including acting as the stock option committee under all of the Corporation's stock option plans.

               (9) Monitor compliance with the Corporation's policy regarding stock ownership by executives.

               (10) If a compensation consultant is to assist in the evaluation of CEO or other senior executive compensation, retain and terminate the consulting firm and approve the firm's fees and other retention terms, all on the Compensation Committee's sole authority.

               (11) Produce a report on executive officer compensation for inclusion in the Corporation's annual meeting proxy statement in accordance with applicable rules and regulations.

               (12) Annually,   conduct  an  evaluation   of  the   Compensation
               Committee's performance.

               (13) Report all significant actions to the Board at the next regular Board meeting.

          d. Staff Support. Senior Vice President--Human Resources; General Counsel.

     4.   Corporate Governance Committee Charter.

          a. Members. The Corporate Governance Committee is composed of not less than three members appointed annually by the Board. All members shall be independent directors as defined in section B.1.b of this Statement.

          b. Purpose. The Corporate Governance Committee, among other things, identifies individuals qualified to become Directors, recommends to the Board a slate of Director-nominees for the next annual meeting of stockholders, recommends members of the standing committees, and develops and recommends to the Board corporate governance principles.

          c.   Functions.

               (1) Develop and recommend to the Board a set of corporate governance principles to be set forth in this Statement, review this Statement on a continuing basis, and recommend to the Board appropriate changes in this Statement.

               (2) Propose to the Board at its December meeting a slate of Directors for submission to the stockholders at their annual meeting.

               (3) Monitor Directors for independence as defined in section B.1.b. of this Statement and report to the Board at its February meeting any relationships that require a determination by the Board of materiality for reporting purposes.

               (4) Handle problems regarding Directors who because of physical or mental condition or for other reasons become unfit to serve.

               (5) Review and recommend to the Board any appropriate changes in the Corporation's criteria for selecting new directors.

               (6) Consistent with the Qualifications and Standards stated in section B.2.a, recommend candidates for election to the Board to fill vacancies and participate in interviewing prospective candidates. The Committee shall have sole authority to retain, terminate, and approve the compensation of search firms to assist it in performing this function.

               (7) Review for compliance with Section 3 of Article II of the Bylaws the nominations of director candidates made by stockholders and determine the eligibility of each proposed nominee.

               (8) Nominate annually members of the standing committees for presentation to the Board at its annual meeting and, on a continuing basis, recommend changes as appropriate.

               (9) Annually, review the Corporation's Code of Ethics and Standards of Conduct and compliance with the Code.

               (10) Review and recommend changes in compensation and benefits for service on the Board and committees of the Board.

               (11) Monitor compliance with the Corporation's policy regarding stock ownership by Directors.

               (12) Oversee the annual self-evaluation of the Board and the evaluation of management.

               (13) Conduct an annual evaluation of the Corporate Governance Committee's performance.

               (14) Report all significant actions to the Board at the next regular Board meeting.

          d.   Staff Support. General Counsel; Corporate Secretary.

     5.   Finance Committee Charter.

          a. Members. The Finance Committee is composed of not less than three members, appointed annually by the Board. A majority of the members shall be independent Directors as defined in section B.1.b of this Statement.

          b. Purpose. The Finance Committee, among other things, monitors generally the financial performance of the Corporation, recommends dividends, reviews and recommends offerings of the Corporation's securities, and reviews the Corporation's investments.

          c.   Functions.

               (1)  Review the Corporation's financial policies and procedures.

               (2)  Review operating and financial results.

               (3)  Give financial advice to management.

               (4)  Consider  and make  recommendations  to the Board  regarding
               corporate   financing   and  the   issuance   and   sale  of  the
               Corporation's securities.

               (5) Review annual operating budgets and review and recommend to the Board annual capital expenditure budgets and charitable contributions budgets.

               (6) Review purchases of fixed assets (including capital leases) and sales of fixed assets (including land and buildings) and act upon them in accordance with the Board's standing resolution on Approval of Financial Transactions.

               (7)  Consider and make recommendations to the Board on dividends.

               (8) Review and act upon borrowings and prepayment of borrowings in accordance with the Board's standing resolution on Approval of Financial Transactions.

               (9) Review mergers, acquisitions, divestitures, and similar transactions in accordance with the Board's standing resolution on Approval of Financial Transactions.

               (10) Annually review and ratify all investments (defined as total assets less inter-company accounts receivable and non-guaranteed third party accounts payable) in "high risk" countries, and review and recommend to the Board investments in "high risk" countries in accordance with the Board's standing resolution on Approval of Financial Transactions.

               (11) Oversee generally the provisions of and operations of the various pension plans and similar benefit programs and operating pension committees of the Corporation and its subsidiaries.
               Specifically:

                    (a)  Periodically   review  the   investment   policies  and
                    management of major pension funds.

                    (b) Annually, review funding levels of non-insured defined benefit plans.

          d.   Staff Support. CFO; Treasurer.

D.   Officers.

     1. Evaluation of the CEO. With the advice of the Compensation Committee, the Board will conduct annually, in executive session, a formal evaluation of the CEO. The review will be based on the accomplishment of goals and objectives established by the

     Compensation Committee. The evaluation will be communicated to the CEO by the Chairman of the Compensation Committee.

     2. Management Development and Succession Planning. With the advice of the Compensation Committee, the Board will review annually the Corporation's plans for management development and succession planning for key executive positions.

     3. Communications with Media and Others. The CEO is responsible for all communications with the media, the financial community, and similar external entities pertaining to the affairs of the Corporation. Directors should refer all inquiries from such entities to the CEO.

     4.   Stock Ownership by Executives.

          a.   Policy.  The  Corporation   encourages  stock  ownership  by  its
          principal elected corporate officers to more closely align their interests with those of the Corporation's stockholders.

          b. Goal. Each of the following officers is expected to own stock of the Corporation having a market value equal to the multiple of his or her annual salary as follows:

               (1)  CEO:                               5

               (2)  Executive, Senior, and
                    Group Vice Presidents:             3

               (3)  Vice Presidents:                   2

          c. Intermediate Goal. Until the applicable goal is achieved, each officer is expected to retain 50% of the "net shares" received under the Corporation's stock-based compensation plans. "Net shares" are the shares remaining after deducting shares for the payment of taxes and the exercise price of stock options.

          d. Exception. This policy does not apply to officers who have attained 60 years of age.

E.   Business Practices.

     1. Code of Ethics and Standards of Conduct. The Board has adopted a Code of Ethics and Standards of Conduct, a copy of which, as amended from time to time, is attached as Appendix 1.

     2. Code of Ethics for Senior Financial Officers. The Board has adopted a Code of Ethics for Senior Financial Officers, a copy of which, as amended from time to time, is attached as Appendix 2.

Adopted by the Board of Directors February 13, 2003
Amended February 12, 2004.
Amended October 21, 2004.
Amended December 9, 2004